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                                                                     EXHIBIT 8.1

                                                   Hunton & Williams LLP
                                                   Riverfront Plaza, East Tower
                                                   951 East Byrd Street
                                                   Richmond, Virginia 23219-4074

                                                   Tel 804 - 788 - 8200
                                                   Fax 804 - 788 - 8218

                               September 1, 2005

New York Mortgage Trust, Inc.
1301 Avenue of the Americas
New York, New York  10019

                          New York Mortgage Trust, Inc.
                                Qualification as
                          Real Estate Investment Trust

Ladies and Gentlemen:

            We have acted as counsel to New York Mortgage Trust, Inc., a Maryland corporation (the "Company"), in connection with the preparation of a Form S-3 registration statement (the "Registration Statement") filed with the Securities and Exchange Commission ("SEC") on August 10, 2005 (No. 333-127400), as amended through the date hereof, with respect to the offer and sale of senior debt securities, subordinated debt securities, preferred stock, par value $0.01 per share, and common stock, par value $0.01 per share, of the Company (the "Offered Securities"), to be offered from time-to-time, having an aggregate public offering price not to exceed $250,000,000, as described in the Registration Statement and on terms to be determined at the time of the offering. You have requested our opinion regarding certain U.S. federal income tax matters.

            The Company is a residential mortgage banking company that originates, acquires, retains, sells, and securitizes mortgage assets, including mortgage-backed securities and residential mortgage loans. The Company originates, sells, and securitizes residential mortgage loans through The New York Mortgage Company, LLC ("NYMC"), which is wholly owned by the Company and has elected to be a taxable REIT subsidiary ("TRS"). The Company also acquires, holds, and securitizes mortgage loans directly and through its wholly owned subsidiary, New York Mortgage Funding, LLC ("NYMF").

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New York Mortgage Trust, Inc.
September 1, 2005
Page 2

         In giving this opinion letter, we have examined the following:

1.    the Company's Articles of Amendment and Restatement;

2.    the Company's Bylaws;

3. the Registration Statement, including the prospectus contained as part thereof (the "Prospectus");

4.    the organizational documents for NYMF and NYMC;

5. the TRS election for NYMC, which election, as amended, lists The New York Mortgage Company, Inc. as a greater than 35%-owned subsidiary; and

6. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

            In connection with the opinions rendered below, we have assumed, with your consent, that:

1. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

2. during its taxable year ending December 31, 2005, and future taxable years, the Company will operate in a manner that will make the representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of the Company (the "Officer's Certificate"), true for such years;

3. the Company will not make any amendments to its organizational documents or the organizational documents of NYMC or NYMF after the date of this opinion that would affect its qualification as a real estate investment trust (a "REIT") for any taxable year; and

4. no action will be taken by the Company, NYMC or NYMF after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

            In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in the Officer's Certificate.

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New York Mortgage Trust, Inc.
September 1, 2005
Page 3

Where such factual representations involve references to sections of the Internal Revenue Code of 1986, as amended (the "Code") or the Treasury regulations thereunder (the "Regulations"), or to published rulings of the Internal Revenue Service (the "Service"), we have reviewed with the individuals making such representations the relevant provisions of the Code, the applicable Regulations and published administrative interpretations thereof. After reasonable inquiry, we are not aware of any facts inconsistent with the representations set forth in the Officer's Certificate.

            Based on the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, and the discussion in the Prospectus under the caption "Federal Income Tax Consequences of Our Status as a REIT" (which is incorporated herein by reference), we are of the opinion that:

            (a) provided the Company properly elects to be taxed as a REIT on its first federal income tax return, the Company will qualify to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its short taxable year ended December 31, 2004, and the Company's organization and current and proposed method of operation (as described in the Prospectus and in the Officer's Certificate) will enable it to continue to qualify as a REIT under the Code for its taxable year ending December 31, 2005 and thereafter; and

            (b) the descriptions of the law and the legal conclusions contained in the Prospectus under the caption "Federal Income Tax Consequences of Our Status as a REIT" are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Offered Securities.

            We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

            The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with

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New York Mortgage Trust, Inc.
September 1, 2005
Page 4

respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

            The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee (except as provided in the next paragraph), and it speaks only as of the date hereof. Except as provided in the next paragraph, this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams LLP under the captions "Federal Income Tax Consequences of Our Status as a REIT" and "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

                                           Very truly yours,

03352/01655/                               /s/ Hunton & Williams